Exhibit 99.1

Western Digital Reports Fiscal Fourth Quarter and Fiscal Year 2025 Financial Results

Q4FY25 Highlights:
•Revenue of $2.61 billion, up 30% year over year
•GAAP diluted EPS of $0.67 and non-GAAP diluted EPS of $1.66
•Cash flow from operations of $746 million; free cash flow of $675 million
•Fiscal year 2025 revenue of $9.52 billion, up 51% year over year
•Q1FY26 revenue expected to be up 22% year over year at mid-point

SAN JOSE, Calif. — July 30, 2025 — Western Digital Corp. (Nasdaq: WDC) today reported fiscal fourth quarter and fiscal year 2025 financial results for the period ended June 27, 2025.

“Western Digital executed well in its fiscal fourth quarter, achieving revenue and gross margin above the high end of our guidance range while delivering strong free cash flow. In addition, during the quarter, we reduced debt by $2.6 billion, initiated a cash dividend, and announced the authorization of a $2.0 billion share repurchase program, reflecting our confidence in the long-term cash generating capability of our business,” said Irving Tan, CEO of Western Digital. “We are confident that HDDs will continue to remain the foundation of the world’s data infrastructure, delivering unmatched value for mass storage in an AI-driven future.”

Western Digital Reports Fiscal Fourth Quarter and Fiscal Year 2025 Financial Results

Q4FY25 Financial Highlights

($ in millions)
	GAAP

	Q4FY25	Q3FY25	Q4FY24	Q/Q	Y/Y
Revenue	$2,605	$2,294	$2,004	+14%	+30%
Gross Margin	41.0%	39.8%	34.8%	+120 bps	+620 bps
Operating Expenses	$387	$152	$788	+155%	-51%
Operating Income (Loss)	$680	$760	$(91)	-11%	N/A

	Non-GAAP

	Q4FY25	Q3FY25	Q4FY24	Q/Q	Y/Y
Revenue	$2,605	$2,294	$2,004	+14%	+30%
Gross Margin	41.3%	40.1%	35.2%	+120 bps	+610 bps
Operating Expenses	$345	$324	$410	+6%	-16%
Operating Income	$732	$596	$296	+23%	+147%

Fiscal Year 2025 Financial Highlights

($ in millions)	GAAP			Non-GAAP

	FY25	FY24	Y/Y	FY25	FY24	Y/Y
Revenue	$9,520	$6,317	+51%	$9,520	$6,317	+51%
Gross Margin	38.8%	28.1%	+1070 bps	39.4%	28.7%	+1070 bps
Operating Expenses	$1,358	$2,176	-38%	$1,423	$1,468	-3%
Operating Income (Loss)	$2,334	$(403)	N/A	$2,326	$343	+578%

Western Digital Reports Fiscal Fourth Quarter and Fiscal Year 2025 Financial Results

Business Outlook for Fiscal First Quarter of 2026
“We continue to see strong momentum in our business driven by Cloud, our largest addressable market. For our fiscal first quarter of 2026, at the mid-point of the ranges provided in the table below, we expect revenues of $2.7 billion, non-GAAP gross margin of 41.5%, with non-GAAP EPS of $1.54,” said Kris Sennesael, CFO of Western Digital.

Non-GAAP(1)
Revenue	$2.70B +/- $100M
Gross margin	41% - 42%
Operating expenses	$370M - $380M
Interest and other expense, net	~ $50M
Tax rate	16% - 19%
Diluted earnings per share	$1.54 +/- $0.15
Diluted shares	~ 363M
(1)     We provide earnings guidance only on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate or cannot be allocated or quantified with certainty and is dependent on future events outside of our control. Please refer to the section titled “Non-GAAP Guidance” under “Discussion Regarding the Use of Non-GAAP Financial Measures” in this press release for additional information regarding the non-GAAP measures, including quantification of known expected adjustment items.

Dividend
Western Digital’s Board of Directors declared a cash dividend of $0.10 per share of the company’s common stock, which will be paid on September 18, 2025 to stockholders of record as of the close of business on September 4, 2025.

Western Digital’s Fiscal Fourth Quarter 2025 Conference Call
Western Digital will host a conference call to discuss its fiscal fourth quarter 2025 results and business outlook for the fiscal first quarter of 2026 today at 1:30 p.m. Pacific / 4:30 p.m. Eastern. The live and archived conference call and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital
At Western Digital, our vision is to unleash the power and value of data. For decades, we have been at the forefront of storage innovation, which fuels our mission to be the market leader in data storage, delivering solutions for now and the future. We are committed to providing scalable, sustainable technology for the world’s hyperscalers, enterprises, and cloud providers, and delivering cutting-edge innovation that will drive the next generation of AI-driven data workloads. All that we do is powered by our people, who are united in a common purpose of creating solutions that move the world forward. Follow Western Digital on LinkedIn and learn more at www.westerndigital.com.

Western Digital Reports Fiscal Fourth Quarter and Fiscal Year 2025 Financial Results

Basis of Presentation
On February 21, 2025 (the “Separation Date”), Western Digital Corporation (“WDC”) completed the previously announced separation of its Flash business unit into a separate company, Sandisk Corporation (“Sandisk”).

The financial and operating results of Sandisk subsequent to the Separation Date are no longer consolidated into WDC’s financial and operating results, and the historical results and financial position of Sandisk for all periods prior to the Separation Date have been reflected as discontinued operations in WDC’s financial highlights, preliminary condensed consolidated balance sheets and preliminary condensed consolidated statements of operations included in this release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for: the company’s business outlook and operational and financial performance for the first fiscal quarter of 2026 and beyond, and demand and market conditions for our products and growth opportunities. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s fourth fiscal quarter ended June 27, 2025 included in this press release represent the most current information available to management. Actual results when disclosed in the company’s Form 10-K may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the filing of the company’s Form 10-K. Other key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: adverse global or regional conditions, including new or additional tariffs or trade restrictions; volatility in demand for the company’s products; the impact of business and market conditions, including inflation, increases in interest rates and an economic recession; the outcome and impact of the company’s completed separation of its HDD and Flash businesses; the impact of competitive products and pricing; the company’s development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and the company’s strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; the company’s level of debt and other financial obligations; changes to the company’s relationships with key customers; compromise, damage or interruption from cybersecurity incidents or other data system security risks; actions by competitors; any decisions to reduce or discontinue paying cash dividends or repurchasing shares of the company’s common stock; the company’s ability to achieve its greenhouse gas emissions reduction and other sustainability goals; the impact of international conflicts; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Annual Report on Form 10-K filed with the SEC on August 20, 2024 and Quarterly Report on Form 10-Q filed with the SEC on May 2, 2025 to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

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Western Digital, the Western Digital logo, and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Years Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Revenue, net	$2,605	$2,004	$9,520	$6,317
Cost of revenue	1,538	1,307	5,828	4,544
Gross profit	1,067	697	3,692	1,773
Operating expenses:
Research and development	262	267	994	950
Selling, general and administrative	124	184	568	726
Litigation matter	—	291	(198)	291
Business realignment charges	1	46	(6)	209
Total operating expenses	387	788	1,358	2,176
Operating income (loss)	680	(91)	2,334	(403)
Interest and other expense, net	(333)	(102)	(1,204)	(336)
Income (loss) before taxes	347	(193)	1,130	(739)
Income tax expense (benefit)	95	53	(513)	26
Net income (loss) from continuing operations	252	(246)	1,643	(765)
Net income (loss) from discontinued operations, net of taxes	30	285	246	(33)
Net income (loss)	$282	$39	$1,889	$(798)

WESTERN DIGITAL CORPORATION
PRELIMINARY EARNINGS (LOSS) PER COMMON SHARE
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Years Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
	(in millions, except per share data)
Net income (loss) from continuing operations	$252	$(246)	$1,643	$(765)
Less: dividends and income attributable to participating securities(1)	9	10	45	54
Net income (loss) from continuing operations attributable to common shareholders - basic	243	(256)	1,598	(819)
Re-allocation of participating securities considered potentially dilutive securities	—	—	1	—
Net income (loss) from continuing operations attributable to common shareholders - diluted	243	(256)	1,599	(819)

Weighted average shares:
Basic	348	333	347	326
Diluted	362	333	359	326

Net income (loss) from continuing operations per common share:
Basic	$0.70	$(0.77)	$4.61	$(2.51)
Diluted	$0.67	$(0.77)	$4.45	$(2.51)

(1)     Preferred stock represents participating securities because the preferred stock participates in any dividends on shares of common stock on a pari passu, pro rata basis. Preferred stock does not participate in undistributed net losses.

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended			Years Ended
	June 27, 2025	March 28, 2025	June 28, 2024	June 27, 2025	June 28, 2024
GAAP gross profit	$1,067	$912	$697	$3,692	$1,773
Stock-based compensation expense	8	7	8	34	36
Litigation matter	—	—	—	19	—
Other	2	1	1	4	2
Non-GAAP gross profit	$1,077	$920	$706	$3,749	$1,811

GAAP operating expenses	$387	$152	$788	$1,358	$2,176
Stock-based compensation expense	(37)	(28)	(39)	(133)	(166)
Litigation matter	—	201	(291)	198	(291)
Business realignment charges	(1)	—	(46)	6	(209)
Strategic review	—	—	—	—	(38)
Other	(4)	(1)	(2)	(6)	(4)
Non-GAAP operating expenses	$345	$324	$410	$1,423	$1,468

GAAP operating income (loss)	$680	$760	$(91)	$2,334	$(403)
Gross profit adjustments	10	8	9	57	38
Operating expense adjustments	42	(172)	378	(65)	708
Non-GAAP operating income	$732	$596	$296	$2,326	$343

GAAP interest and other expense, net	$(333)	$(686)	$(102)	$(1,204)	$(336)
Loss on retained interest in Sandisk	166	606	—	772	—
Loss on extinguishment of debt	100	—	—	100	—
Litigation matter	—	(6)	—	—	—
Other	15	2	(1)	18	(59)
Non-GAAP interest and other expense, net	$(52)	$(84)	$(103)	$(314)	$(395)

GAAP income tax expense (benefit)	$95	$(698)	N/A	$(513)	N/A
Income tax adjustments	(32)	710		709
Non-GAAP income tax expense	$63	$12		$196

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended			Years Ended
	June 27, 2025	March 28, 2025	June 28, 2024	June 27, 2025	June 28, 2024
GAAP net income from continuing operations	$252	$772	N/A	$1,643	N/A
Gross profit adjustments	10	8		57
Operating expense adjustments	42	(172)		(65)
Interest and other expense adjustments	281	602		890
Income tax adjustments	32	(710)		(709)
Non-GAAP net income from continuing operations	617	500		1,816
Less: amount allocated to preferred shareholders	17	13		47
Non-GAAP net income from continuing operations attributable to common shareholders	$600	$487		$1,769

Diluted income per common share:
GAAP(1)	$0.67	$2.11		$4.45
Non-GAAP	$1.66	$1.36		$4.93

Diluted weighted average shares	362	358		359

Cash flows
Cash flows provided by (used in) operating activities	$746	$508	$366	$1,691	$(294)
Purchases of property, plant and equipment, net	(71)	(128)	(116)	(407)	(292)
Activity related to Flash Ventures, net	—	56	32	148	239
Free cash flow(2)	$675	$436	$282	$1,432	$(347)

(1) To calculate GAAP diluted net income from continuing operations per common share for the three months ended June 27, 2025, the three months ended March 28, 2025, and the year ended June 27, 2025, net income from continuing operations is reduced by $9 million, $17 million, and $45 million, respectively, for the amount allocated to preferred shareholders to determine the amount available to common shareholders.
(2) Cash flows are presented on a consolidated basis and include the results of Sandisk through the February 21, 2025 date of separation.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	June 27, 2025	June 28, 2024

ASSETS
Current assets:
Cash and cash equivalents	$2,114	$1,551
Accounts receivable, net	1,486	1,231
Inventories	1,291	1,387
Retained interest in Sandisk	354	—
Other current assets	611	360
Current assets of discontinued operations	—	3,531
Total current assets	5,856	8,060
Property, plant and equipment, net	2,343	2,359
Goodwill	4,319	4,319
Other non-current assets	1,484	837
Non-current assets of discontinued operations	—	8,613
Total assets	$14,002	$24,188
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,266	$1,054
Accrued expenses	719	1,053
Income taxes payable	800	471
Accrued compensation	407	435
Current portion of long-term debt	2,226	1,750
Current liabilities of discontinued operations	—	1,324
Total current liabilities	5,418	6,087
Long-term debt	2,485	5,684
Other liabilities	559	1,002
Non-current liabilities of discontinued operations	—	368
Total liabilities	8,462	13,141
Convertible preferred stock, aggregate liquidation preference of $265 and $257, respectively	229	229
Total shareholders’ equity	5,311	10,818
Total liabilities, convertible preferred stock and shareholders’ equity	$14,002	$24,188

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended		Years Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Cash flows from operating activities
Net income (loss)	$282	$39	$1,889	$(798)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	86	138	451	568
Stock-based compensation	45	69	265	295
Deferred income taxes	(63)	(41)	(745)	(161)
Gain on disposal of assets	1	—	(2)	(87)
Gain on business divestiture	—	—	(113)	—
Non-cash asset impairment	2	59	2	158
Amortization of debt issuance costs and discounts	2	5	23	19
Loss on retained interest in Sandisk	166	—	772	—
Loss on extinguishment of debt	100	—	100	—
Other non-cash operating activities, net	5	(1)	80	19
Changes in:
Accounts receivable, net	(17)	(366)	79	(568)
Inventories	20	(127)	(409)	356
Accounts payable	(34)	33	307	244
Accounts payable to related parties	—	3	(39)	21
Accrued expenses	(50)	507	(366)	197
Income taxes payable	428	50	348	(474)
Accrued compensation	85	162	(46)	259
Other assets and liabilities, net	(312)	(164)	(905)	(342)
Net cash provided by (used in) operating activities	746	366	1,691	(294)
Cash flows from investing activities
Purchases of property, plant and equipment, net	(71)	(116)	(407)	(292)
Net proceeds from business divestiture	—	—	401	—
Activity related to Flash Ventures, net	—	32	148	239
Strategic investments and other, net	1	26	8	26
Net cash provided by (used in) investing activities	(70)	(58)	150	(27)
Cash flows from financing activities
Employee stock plans, net	(13)	18	(36)	(8)
Repurchases of common stock	(149)	—	(149)	—
Dividends paid to shareholders	(44)	—	(44)	—
Convertible preferred stock issuance costs	—	—	—	(5)
Purchase of capped calls	—	—	—	(155)
Repurchases of debt	—	—	—	(505)
Proceeds from (repayments of) debt, net	(1,837)	(337)	56	896
Debt issuance costs	1	—	(73)	(36)
Cash transferred to Sandisk related to Separation	—	—	(1,366)	—
Net cash provided by (used in) financing activities	(2,042)	(319)	(1,612)	187
Effect of exchange rate changes on cash	3	(4)	6	(10)
Net increase (decrease) in cash and cash equivalents	(1,363)	(15)	235	(144)
Cash and cash equivalents, beginning of period	3,477	1,894	1,879	2,023
Cash and cash equivalents, end of period	$2,114	$1,879	$2,114	$1,879

Discussion Regarding the Use of Non-GAAP Financial Measures
To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the tables above set forth non-GAAP gross profit; non-GAAP operating expenses; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income from continuing operations; non-GAAP net income from continuing operations attributable to common shareholders; non-GAAP diluted net income from continuing operations per common share and free cash flow (“non-GAAP measures”). These non-GAAP measures are not alternatives for measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. The company believes the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these non-GAAP measures exclude, as applicable, stock-based compensation expense; charges related to a litigation matter; business realignment charges; expenses related to our strategic review; loss on retained interest in Sandisk; loss on extinguishment of debt; other adjustments; and income tax adjustments. The company believes these measures, along with the related reconciliations to the GAAP measures, provide additional detail and comparability for assessing the company’s results. These non-GAAP measures are some of the primary indicators management uses for assessing the company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its non-GAAP measures:

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company’s control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company’s peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Litigation matter. The company had recognized expenses related to a previous judgment in a patent litigation matter, which consisted of an award of damages, prejudgment interest, and estimated plaintiff legal costs. The company had also recognized post-judgment interest in interest and other expense, net as well as expenses in its cost of revenue related to the amortization of patent licenses that the company has capitalized related to this litigation matter. The company has since entered into a settlement agreement with the plaintiff, which resulted in the reversal of a portion of these charges for the three and nine months ended March 28, 2025. The company believes these charges and reversals do not reflect the company’s operating results and that they are not indicative of the underlying performance of its business. For further information regarding the litigation matter, see Note 17 to the notes to consolidated financial statements included in the company’s Annual Report on Form 10-K, filed with the SEC on August 20, 2024, as well as Note 17 to the notes to consolidated financial statements included in the company’s Annual Report on Form 10-K for the year ended June 27, 2025, when filed.

Business realignment charges. From time to time, in order to realign the company’s operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees or restructure its operations. From time to time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, the company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. These charges or credits are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Strategic review. The company incurred expenses associated with its review of strategic alternatives that resulted in the separation of its HDD and Flash business units to create two independent, public companies. The company believes these charges do not reflect the company’s operating results and they are not indicative of the underlying performance of its business.

Loss on retained interest in Sandisk. The company retained a 19.9% ownership interest in Sandisk at the time of the separation and has recognized losses on the mark-to-market adjustment of such interest. The company believes these charges do not reflect the company’s operating results and are not indicative of the underlying performance of its business.

Loss on extinguishment of debt. In connection with the company’s liquidation of a portion of its retained interest in Sandisk following the separation, the company recognized a loss in the exchange of that portion of the Sandisk shares to settle a portion of the company’s outstanding debt. The company believes this loss does not reflect the company’s operating results and is not indicative of the underlying performance of its business.

Other adjustments. From time to time, the company sells or impairs investments or other assets that are not considered necessary to its business operations, or incurs other charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments. The income tax adjustments also include adjustments for one-time deferred tax benefits related to an internal reorganization executed in conjunction with the separation of the Flash business, and the re-measurement of certain unrecognized tax benefits, primarily related to tax positions taken in prior quarters, including interest. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business. For periods prior to fiscal 2025, estimation of a non-GAAP tax measure, and consequentially, a non-GAAP net income measure is not readily available.

Additionally, free cash flow is defined as cash flows provided by (used in) operating activities less purchases of property, plant and equipment, net, and the pre-separation activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company’s business, making strategic acquisitions, returning capital to investors, repaying debt and strengthening the balance sheet.

Non-GAAP Guidance
This press release contains forward-looking estimates of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP tax rate, non-GAAP diluted earnings per share, and non-GAAP diluted shares for the fiscal first quarter of 2026 (“Q1FY26”). We provide these non-GAAP measures to investors on a prospective basis because certain information necessary to reconcile such guidance to GAAP is difficult to predict and estimate or cannot be allocated or quantified with certainty and is often dependent on future events that may be uncertain or outside of our control. Accordingly, reconciliations of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP tax rate, non-GAAP diluted earnings per share, and non-GAAP diluted shares to the most directly comparable GAAP financial measures (gross margin, operating expenses, tax rate, diluted earnings per share, and diluted shares, respectively) are not available without unreasonable effort.

The known adjustments to our non-GAAP guidance for Q1FY26 and details on how our non-GAAP tax rate guidance is determined are provided below:
•Non-GAAP gross margin guidance excludes stock-based compensation expense, totaling approximately $10 million to $15 million.
•Non-GAAP operating expenses guidance excludes stock-based compensation and other expenses, totaling approximately $40 million to $50 million.
•Non-GAAP diluted earnings per share guidance excludes the items described above, totaling $50 million to $65 million.
•Non-GAAP diluted earnings per share guidance is calculated based on non-GAAP diluted shares, which includes the benefit of 8 million shares expected to be provided by existing capped call transactions entered into in connection with our convertible senior notes due 2028 to offset the dilutive impact of the convertible notes, up to their capped limit. This results in a benefit in non-GAAP diluted earnings per share guidance of $0.04 per share compared to using diluted shares based on GAAP.
•Non-GAAP tax rate guidance is determined based on a percentage of non-GAAP pre-tax income or loss. Our estimated non-GAAP tax rate may differ from our GAAP tax rate (i) due to differences in the tax treatment of items excluded from our non-GAAP net income or loss; (ii) due to the fact that our GAAP income tax expense or benefit recorded in any interim period is based on an estimated forecasted GAAP tax rate for the full year, excluding loss jurisdictions; and (iii) because our GAAP income taxes recorded in any interim period are dependent on the timing and determination of certain GAAP operating expenses.

In addition to the adjustments to our forward-looking non-GAAP financial measures described above, reconciliations to comparable forward-looking GAAP financial measures may include additional adjustments that are not available without unreasonable effort. These additional adjustments may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to business realignment charges, unanticipated litigation matters, mark-to-market gains or losses on our retained shares of Sandisk, and other unanticipated gains, losses, and impairments, and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

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Contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
Ambrish Srivastava	Media Relations
408.717.9765	408.801.0021
ambrish.srivastava@wdc.com	WD.Mediainquiries@wdc.com
investor@wdc.com